Exhibit 10.1
Execution Verison

AMENDMENT NO. 1 TO CREDIT AGREEMENT
This AMENDMENT NO. 1 (this “Amendment”) dated as of March 20, 2020 to the Credit Agreement dated as of June 26, 2019 (as amended, supplemented or otherwise modified prior to the Amendment No. 1 Effective Date (as defined below), the “Credit Agreement”), among R1 RCM Inc., a Delaware corporation (the “Borrower”), the other Credit Parties party thereto, and Bank of America, N.A. (in its individual capacity, “Bank of America”), as Agent for the Lenders party thereto, is entered into and among the Borrower, the other Credit Parties, the Agent, and the financial institutions party hereto as Lenders and as 2020 DDTL Lenders (as defined below).
WHEREAS, pursuant to and in accordance with Section 1.1(e) of the Credit Agreement, the Borrower has requested Incremental Term Loans (as defined in the Credit Agreement) in the form of a delayed draw term loan facility in an aggregate principal amount of $191,100,000 (the “2020 DDTL Facility”, and the loans thereunder, the “2020 Delayed Draw Term Loans”), which the Borrower intends to treat once drawn as fully fungible with the Initial Term Loans that are outstanding under the Credit Agreement immediately prior to giving effect to this Amendment (the “Existing Term Loans”);
WHEREAS, the Lenders under the Credit Agreement have elected to provide the commitments with respect to the 2020 DDTL Facility and the 2020 Delayed Draw Term Loans on the terms and conditions set forth in this Amendment, which is being entered into pursuant to and in accordance with Section 1.1(e)(iv) of the Credit Agreement;
WHEREAS, each Person that agrees to provide such commitment and make such 2020 Delayed Draw Term Loans (collectively, the “2020 DDTL Lenders”) will, in each case in accordance with the terms and conditions hereunder, provide a 2020 DDTL Commitment (as defined below) on the Amendment No. 1 Effective Date (as defined below) and make 2020 Delayed Draw Term Loans to the Borrower on the DDTL Funding Date (as defined below) in an amount equal to its 2020 DDTL Commitment and will become, if not already, a Lender, for all purposes under the Amended Credit Agreement (as defined below);
WHEREAS, the Borrower intends to use the proceeds of the 2020 Delayed Draw Term Loans solely to finance a portion of the 2020 Amendment Transactions (as defined below);
WHEREAS, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities LLC and Capital One, National Association (the “Amendment No. 1 Lead Arrangers”) shall act as exclusive joint lead arrangers in connection with this Amendment and the 2020 Delayed Draw Term Loans, with BofA having “lead left” placement; and
WHEREAS, this Amendment will become effective on the Amendment No. 1 Effective Date on the terms and subject to the conditions set forth herein.
Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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ARTICLE I.
DEFINITIONS
Section 1.01    Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).
ARTICLE II.
DELAYED DRAW TERM LOANS
Section 2.01    2020 Delayed Draw Term Loans. Subject to the terms and conditions set forth herein, each 2020 DDTL Lender, severally but not jointly, agrees, on or prior to the DDTL Commitment Expiration Date (as defined hereinafter), to make a 2020 Delayed Draw Term Loan to the Borrower on the DDTL Funding Date in a principal amount set forth opposite such 2020 DDTL Lender’s name on Schedule I hereto (each such amount, a “2020 DDTL Commitment”). The 2020 DDTL Commitment of each 2020 DDTL Lender shall terminate immediately and without further action on the earliest of (i) the funding of the 2020 Delayed Draw Term Loans on the DDTL Funding Date, (ii) the date, if any, on which the Borrower voluntarily terminates all of the 2020 DDTL Commitments prior to the DDTL Funding Date and/or (iii) 11:59 p.m. New York City time on May 9, 2020 (the "DDTL Commitment Expiration Date”). The entire amount of the 2020 DDTL Loans shall be available to the Borrower in a single borrowing on the DDTL Funding Date. Upon at least three (3) Business Days’ prior irrevocable written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the 2020 DDTL Commitments; provided that, each partial reduction shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000 (or, if less, the entire remaining amount of such commitments at such time). All such reductions of the 2020 DDTL Commitments shall be borne ratably by the 2020 DDTL Lenders. The Borrower shall pay to Agent a fee (the “Delayed Draw Unused Commitment Fee”) for the ratable account of each 2020 DDTL Lender, in an amount equal to: (i) the 2020 DDTL Commitment, multiplied by (ii) 0.50% per annum, provided that, if the Borrower permanently reduces the 2020 DDTL Commitments (the undrawn portion of the 2020 DDTL Commitments after giving effect to such reduction referred to as the “Reduced DDTL Commitments”), the fee payable by the Borrower to the Agent for the account of each 2020 DDTL Lender shall be in an amount equal to the sum of (A) up to (but excluding) the date of such reduction (i) the 2020 DDTL Commitment, multiplied by (ii) 0.50% per annum, and, (B) thereafter, until the DDTL Funding Date or the DDTL Expiration Date, as the case may be, (i) the Reduced DDTL Commitment, multiplied by (ii) 0.50% per annum. The Delayed Draw Unused Commitment Fee shall be payable on the earlier of (x) the DDTL Funding Date or (y) the DDTL Expiration Date, whether or not any funding of the 2020 Delayed Draw Term Loans shall occur. The Delayed Draw Unused Commitment Fee shall be computed on the basis of a 360-day year and actual days elapsed between the date hereof and the earlier of the (x) DDTL Funding Date or (y) DDTL Expiration Date.
Section 2.02    Terms of the 2020 Delayed Draw Term Loans. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the DDTL Funding Date, the Existing Term Loans and the 2020 Delayed Draw Term Loans shall constitute a single Class

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and a single borrowing of Term Loans for all purposes under the Credit Agreement, as amended hereby (including, without limitation, with respect to the maturity date, mandatory prepayments and voluntary prepayments) and shall otherwise be subject to the provisions of the Amended Credit Agreement and the other Loan Documents. From and after the DDTL Funding Date, each reference to an “Initial Term Loan” or a “Term Loan” in the Amended Credit Agreement or the other Loan Documents shall be deemed to include the 2020 Delayed Draw Term Loans being made pursuant to this Amendment (including, without limitation, for purposes of the definitions of “Applicable Margin”, and “All-In Yield” in Section 11.1 of the Amended Credit Agreement, and “Permitted Repricing Amendment” in Section 9.1(e) of the Amended Credit Agreement) and all other related terms will have correlative meanings mutatis mutandis. From and after the DDTL Funding Date, each 2020 DDTL Lender shall be a “Lender” for purposes of the Amended Credit Agreement and the other Loan Documents, to the extent not already a Lender thereunder.
Section 2.03    Use of Proceeds. The proceeds of the 2020 Delayed Draw Term Loans shall be used on the DDTL Funding Date solely to finance the 2020 Amendment Transactions. Once repaid, no amount of 2020 Delayed Draw Term Loans may be reborrowed.
Section 2.04    Amortization. The Borrower hereby agrees that, effective as of the DDTL Funding Date, the Term Loans (including the Existing Term Loans and the 2020 Delayed Draw Term Loans) shall amortize as set forth on Schedule II hereto, and the amount of each payment of principal in respect of the Term Loans to be made by the Borrower under the Credit Agreement shall, in lieu of the applicable amount set forth therein, be in the applicable amount set forth on Schedule II hereto (as adjusted from time to time in accordance with the terms of Section 1.8(a) of the Credit Agreement (as amended hereby), provided, that, the Borrower agrees that Schedule II hereto may be modified, and the necessary modifications may be made to the Credit Agreement, in consultation with the Agent and the Lenders, to make appropriate adjustments to the amortization payments in the event that the 2020 DDTL Commitments are reduced pursuant to Section 1.7(b) of the Amended Credit Agreement.
Section 2.05    Termination of obligations. The obligations of all parties hereunder shall terminate without any further action on the part of any party if the DDTL Funding Date does not occur prior to 11:59 p.m. (New York City time) on May 9, 2020.
ARTICLE III.
AMENDMENTS TO THE CREDIT AGREEMENT
Section 3.01    Amendments to Credit Agreement. Each of the parties hereto agrees that, effective on the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:
(a)    Section 11.1 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
“2020 DDTL Commitment” means, with respect to each 2020 DDTL Lender, the commitment of such 2020 DDTL Lender to make the 2020 Delayed Draw Term Loans hereunder on the DDTL Funding Date, in an aggregate amount not to exceed the amount set forth opposite such 2020 DDTL

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Lender’s name set forth in Schedule 1.1(a)(ii) hereunder, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“2020 DDTL Facility” means the amount of each 2020 DDTL Lender’s delayed draw term loan commitment on the Amendment No. 1 Effective Date in respect of the 2020 Delayed Draw Term Loans to be funded to the Borrower as set forth on Schedule 1.1(a)(ii) hereunder. The amount of the 2020 DDTL Facility is $191,100,000 as of the Amendment No. 1 Effective Date.
“2020 DDTL Lender” means each Person providing the 2020 DDTL Commitment and the 2020 Delayed Draw Term Loans pursuant to Amendment No. 1.
“2020 Delayed Draw Term Loans” means the delayed draw term loans made pursuant to the 2020 DDTL Facility funded on the DDTL Funding Date, after giving effect to any reductions under Section 1.7(b) hereunder. From and after the DDTL Funding Date, the Initial Term Loans and the 2020 Delayed Draw Term Loans shall constitute a single Class and a single borrowing of Term Loans for all purposes under this Agreement and each reference to an “Initial Term Loan” or a “Term Loan” in this Agreement or the other Loan Documents shall be deemed to include the 2020 Delayed Draw Term Loans being made pursuant to Amendment No. 1.
“2020 Amendment Transactions” means the Amendment No. 1 Acquisition, together with each of the following transactions consummated or to be consummated in connection therewith: (a) the Borrower obtaining the 2020 Delayed Draw Term Loans and using the proceeds thereof as set forth in Amendment No. 1; (b) the Refinancing (as defined in Amendment No. 1), and (c) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition.
“Agreement” means this Credit Agreement, as amended by Amendment No. 1 on the Amendment No. 1 Effective Date and as may be further amended, amended and restated, modified, supplemented, extended, renewed or otherwise modified from time to time.
“Amendment No. 1” shall mean that certain Amendment No. 1 to the Credit Agreement, dated as of March 20, 2020, among the Borrower, the other Credit Parties party thereto, the financial institutions party thereto as 2020 DDTL Lenders and as Lenders, and the Agent.
“Amendment No. 1 Acquisition” shall mean the acquisition by the Borrower, directly or indirectly, all of the outstanding equity interests of certain entities as set forth in the Amendment No. 1 Acquisition Agreement.
“Amendment No. 1 Acquisition Agreement” shall mean the Stock Purchase Agreement dated as of January 9, 2020, by and among the Borrower, Clearsight Intermediate Holdings, Inc., and Clearsight Group Holdings, LLC, as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the Commitment Letter and Section 5.02(i) of Amendment No. 1.

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“Amendment No. 1 Effective Date” means the date on which all the conditions precedent to effectiveness, listed in Section 5.01 of Amendment No. 1 to the Credit Agreement, shall have been satisfied or waived in accordance therewith.
“Amendment No. 1 Lead Arrangers” means BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities LLC and Capital One, National Association, acting as exclusive joint lead arrangers in connection with Amendment No. 1 and the 2020 Delayed Draw Term Loans.
“Commitment Letter” means that certain Commitment Letter dated as of January 9, 2020, by and among the Borrower, Bank of America, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC, as amended, restated, amended and restated, supplemented or otherwise modified.
“DDTL Commitment Expiration Date” means the earliest of (i) the funding of the 2020 Delayed Draw Term Loans on the DDTL Funding Date, (ii) the date, if any, on which the Borrower voluntarily terminates all of the 2020 DDTL Commitments prior to the DDTL Funding Date and/or (iii) 11:59 p.m. New York City time on May 9, 2020.
“DDTL Funding Date” means the date on which all the conditions precedent to the 2020 Delayed Draw Term Loans, listed in Section 5.02 of Amendment No. 1, shall have been satisfied or waived in accordance therewith and the funding of the 2020 Delayed Draw Term Loans shall have occurred in accordance with the terms of Amendment No. 1.
“Delayed Draw Unused Commitment Fee” has the meaning assigned to such term in Section 1.9(d) hereof.
“Reduced DDTL Commitments” has the meaning assigned to such term in Section 1.9(d) hereof.
“Specified Representations” means the representations and warranties of each of the Credit Parties (for the avoidance of doubt, on the DDTL Funding Date, including Clearsight Intermediate Holdings, Inc. and its Subsidiaries, if applicable) set forth in Sections 3.1 (with respect to clause (b)(ii) thereof, as it relates to entering into Amendment No. 1), 3.2 (as it relates to entering into Amendment No. 1 and the consummation of the 2020 Amendment Transactions), 3.3 (with respect to clause (a) thereof, as it relates to entering into Amendment No. 1 and the consummation of the 2020 Amendment Transactions, and for purposes of all clauses thereof, excluding Clearsight Intermediate Holdings, Inc. and its Subsidiaries), 3.4 (with respect to the due execution, delivery and enforceability of Amendment No. 1), 3.12, 3.15, 3.18, and 3.19 of this Agreement.
(b)    The following defined terms in Section 11.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Fee Letters” means (i) each of the ‘Fee Letters’ defined in the Engagement Letter and the Agency Fee Letter, and (ii) each of the ‘Fee Letters’ defined in the Commitment Letter.
“Loan Documents” means this Agreement (including, for the avoidance of doubt, any Permitted Repricing Amendment, Extension, Extension Offer or any amendment entered into in connection

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with an Incremental Facility incurred under the Loan Documents, including, without limitation, Amendment No. 1), the Fee Letters, the Collateral Documents, the Guaranty, any intercreditor or subordination agreement entered into in connection with Indebtedness permitted pursuant to Section 5.3(t) and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.
“Term Loan” means any term loan made hereunder pursuant to Section 1.1(a), any Incremental Term Loan, any Extended Term Loan, and any Term Loan subject to a Permitted Repricing Amendment, as the context requires, and includes, on and after the DDTL Funding Date, the 2020 Delayed Draw Term Loans incurred under Amendment No. 1.
“Term Loan Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, any Incremental Term Loan Commitment of such Lender as set forth in any amendment under Section 9.1(e) (including the 2020 DDTL Commitment), any commitment to extend Term Loans of such Lender under Section 9.1(f) and any commitment to extend Term Loans of such Lender as set forth in any Permitted Repricing Amendment, as applicable, in each case, as amended to reflect Assignments and as such amount may be reduced or increased pursuant to this Agreement. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments, any Commitment in respect of Term Loans subject to a Permitted Repricing Amendment, and, on and after the Amendment No. 1 Amendment Effective Date, the 2020 DDTL Commitments.
“Transactions” means, (x) collectively, (a) the funding of the Initial Term Loans and any Revolving Loans on the Closing Date, (b) the consummation of the Refinancing, (c) the consummation of any other transactions in connection with the foregoing on or about the Closing Date and (d) the payment of the Transaction Expenses, and (y) for the purposes of Amendment No. 1, means the 2020 Amendment Transactions.
(c)    The following defined terms in Section 11.1 of the Credit Agreement are hereby amended as follows:
The defined term “Class” is hereby amended to add the following sentence after the last sentence thereof:
“For the avoidance of doubt, the 2020 Delayed Draw Term Loans incurred under Amendment No. 1 shall constitute a single Class with the “Initial Term Loans”, and the 2020 DDTL Commitments (as defined therein) under Amendment No. 1 shall constitute an “Initial Term Loan Commitment”.”
The defined term “Lender” is hereby amended to add the following sentence after the last sentence thereof:
“For the avoidance of doubt, each 2020 DDTL Lender shall constitute a “Lender” hereunder and, after the DDTL Funding Date, the Agent shall update and/or modify the Register to give effect to the DDTL Funding Date and the 2020 Delayed Draw Term Loans.”

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(d)    Section 1.1(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, (x) each Lender with an Initial Term Loan Commitment severally and not jointly agrees to lend to the Borrower in a single loan on the Closing Date in Dollars, the amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Initial Term Loan Commitment” (such amount being referred to herein as such Lender’s “Initial Term Loan Commitment”) and (y) each Lender with a 2020 DDTL Commitment severally and not jointly agrees to lend to the Borrower in a single loan on the DDTL Funding Date in Dollars, the amount set forth opposite such Lender’s name in Schedule 1.1(a)(ii) under the heading “2020 DDTL Commitment”. Amounts borrowed under this Section 1.1(a)(i) (including, for the avoidance of doubt, the 2020 Delayed Draw Term Loans) are referred to as the “Initial Term Loan.”
(e)    Schedule 1.1(a) to the Credit Agreement is hereby renamed to Schedule 1.1(a)(i) to the Credit Agreement, and all references in the Credit Agreement to Schedule 1.1(a) to the Credit Agreement are hereby updated to refer to Schedule 1.1(a)(i) to the Credit Agreement.
(f)    The following Schedule 1.1(a)(ii) is added to the Credit Agreement, after Schedule 1.1(a(i):
Schedule 1.1(a)(ii)
2020 DDTL Commitments

Lender	2020 DDTL Commitment	Percentage
BANK OF AMERICA, N.A.	$52,000,000.00	27%
JPMORGAN CHASE BANK, N.A.	$50,000,000.00	26%
WELLS FARGO BANK, NATIONAL ASSOCIATION	$35,000,000.00	18%
CAPITAL ONE, NATIONAL ASSOCIATION	$20,000,000.00	10%
U.S. BANK NATIONAL ASSOCIATION	$14,100,000.00	7%
KEYBANK NATIONAL ASSOCIATION	$10,000,000.00	5%
PNC BANK, NATIONAL ASSOCIATION	$10,000,000.00	5%
TOTAL:	$191,100,000.00	100%

(g)    Section 2.2 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

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“It is understood and agreed that, notwithstanding anything in the Loan Documents to the contrary, the funding of the 2020 Delayed Draw Term Loans on the DDTL Funding Date is subject solely to the satisfaction or waiver of the conditions set forth in Section 5.02 of Amendment No. 1.”
(h)    Section 4.11 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
All proceeds of the 2020 Delayed Draw Term Loans incurred under the 2020 DDTL Facility will be used by the Borrower solely to finance the 2020 Amendment Transactions.
(i)    Section 1.7(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) Reductions in Loan Commitments. The Borrower may at any time upon at least one (1) Business Day’s (or such shorter period as is acceptable to Agent) prior written notice by the Borrower to Agent permanently reduce the Aggregate Revolving Loan Commitment without premium or penalty; provided that such reductions shall be in an amount greater than or equal to $250,000 or any multiple in excess thereof. All reductions of the Aggregate Revolving Loan Commitment shall be allocated pro rata among all Lenders with a Revolving Loan Commitment. A permanent reduction of the Aggregate Revolving Loan Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit or the Swingline Commitment; provided that the L/C Sublimit and/or the Swingline Commitment, as applicable, shall be permanently reduced by the amount thereof in excess of the Aggregate Revolving Loan Commitment. Unless previously terminated, the 2020 DDTL Commitments shall automatically terminate (i) in the event any 2020 Delayed Draw Term Loan is funded, upon the making of such 2020 Delayed Draw Term Loan (even if the amount funded is less than the full amount of the Delayed Draw Term Commitments) and (ii) in any event, on the DDTL Expiration Date. Additionally, the Borrower shall have the right, upon not less than three (3) Business Days’ irrevocable written notice by the Borrower to the Agent, to terminate the 2020 DDTL Commitments or, from time to time, to reduce the amount thereof, provided that, each partial reduction shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000 (or, if less, the entire remaining amount of such commitments at such time). All such reductions of the 2020 DDTL Commitments shall be borne ratably by the 2020 DDTL Lenders.
(j)    Section 1.8(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) Scheduled Term Loan Payments. Subject to adjustment as a result of the application of prepayments or buybacks in accordance with Sections 1.7 or 1.8(f), in each case, solely to the extent of any such amounts applied to the prepayment of the Initial Term Loans, the Borrower shall repay to Agent for the ratable account of the appropriate Lenders on each date set forth below the principal amount of Initial Term Loans set forth below opposite such date, provided, that, the Borrower agrees the below schedule may be modified, and the necessary modifications may be made to the Credit Agreement, in consultation with the Agent and the Lenders hereto, to

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make appropriate adjustments to the amortization payments in the event that the 2020 DDTL Commitments are reduced pursuant to Section 1.7(b) hereof.

Date	Initial Term Loan Repayment Amount
March 31, 2020	$4,062,500.00
June 30, 2020	$6,451,250.00
September 30, 2020	$6,451,250.00
December 31, 2020	$6,451,250.00
March 31, 2021	$6,451,250.00
June 30, 2021	$6,451,250.00
September 30, 2021	$9,676,875.00
December 31, 2021	$9,676,875.00
March 31, 2022	$9,676,875.00
June 30, 2022	$9,676,875.00
September 30, 2022	$9,676,875.00
December 31, 2022	$9,676,875.00
March 31, 2023	$9,676,875.00
June 30, 2023	$9,676,875.00
September 30, 2023	$12,902,500.00
December 31, 2023	$12,902,500.00
March 31, 2024	$12,902,500.00
Maturity Date for the Initial Term Loans	Remaining unpaid principal amount

The remaining unpaid principal amount of Initial Term Loans (including, for the avoidance of doubt, the 2020 DDTL Term Loans), shall be due and payable on the Maturity Date for the Initial Term Loans. The Borrower promises to repay to Agent for the ratable account of the appropriate Lenders (i) any Incremental Term Loans on each date set forth in the applicable amendment or related documentation such amount of such Incremental Term Loans as agreed in such amendment or related documentation and (ii) any Extended Term Loans on the applicable maturity date and other applicable repayment dates and in the amounts set forth in the applicable Extension and/or Extension Offer.”
(k)    Section 1.9 of the Credit Agreement is hereby amended by adding the following provision at the end thereof:
“(d)    The Borrower shall pay to Agent a fee (the “Delayed Draw Unused Commitment Fee”) for the ratable account of each 2020 DDTL Lender, in an amount equal to: (i) the 2020 DDTL

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Commitment, multiplied by (ii) 0.50% per annum, provided that, if the Borrower permanently reduces the 2020 DDTL Commitments (the undrawn portion of the 2020 DDTL Commitments after giving effect to such reduction referred to as the “Reduced DDTL Commitments”), the fee payable by the Borrower to the Agent for the account of each 2020 DDTL Lender shall be in an amount equal to the sum of (A) up to (but excluding) the date of such reduction (i) the 2020 DDTL Commitment, multiplied by (ii) 0.50% per annum, and, (B) thereafter, until the DDTL Funding Date or the DDTL Expiration Date, as the case may be, (i) the Reduced DDTL Commitment, multiplied by (ii) 0.50% per annum. The Delayed Draw Unused Commitment Fee shall be payable on the earlier of (x) the DDTL Funding Date or (y) the DDTL Expiration Date, whether or not any funding of the 2020 Delayed Draw Term Loans shall occur. The Delayed Draw Unused Commitment Fee shall be computed on the basis of a 360-day year and actual days elapsed between the date hereof and the earlier of the (x) DDTL Funding Date or (y) DDTL Expiration Date.”
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
Section 4.01    The Credit Parties, jointly and severally, represent and warrant to Agent and each of the Lenders, including each of the 2020 DDTL Lenders, that the following are, and after giving effect to the 2020 Amendment Transactions will be, true, correct and complete on the Amendment No. 1 Effective Date:
(a)    Representations and Warranties. The representations and warranties of each of the Credit Parties set forth in the Credit Agreement are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Amendment No. 1 Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
(b)    Binding Effect. This Amendment has been, and each other Loan Document executed in connection with this Amendment, when delivered, will have been, duly executed and delivered by each Credit Party that is party thereto. This Amendment and the Amended Credit Agreement constitute, and each other Loan Document executed in connection with this Amendment when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, subject (as to enforceability) to the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors’ rights generally, and the effect of general principles of equity, whether applied by a court of law or equity.
ARTICLE V.
CONDITIONS
Section 5.01    Conditions to effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver of the following conditions (the date that each of the conditions are satisfied or waived, the “Amendment No. 1 Effective Date”):
(a)    Deliverables for Agent. Agent’s receipt of the following, each of which shall be originals, .pdf or facsimile copies or delivered by other electronic method (followed promptly

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by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each in form and substance reasonably satisfactory to Agent and its legal counsel:

i.	executed counterparts of this Amendment from each Credit Party, the Agent and each 2020 DDTL Lender;

ii.
customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Credit Party is a party on the DDTL Funding Date;

iii.
customary good standing certificates (or equivalent) for each Credit Party from the Secretary of State (or equivalent) of the state of organization of such Credit Party, including customary bring down good standings for each Credit Party; and

iv.
favorable written opinions addressed to the Lenders, including the 2020 DDTL Lenders, of (i) Kirkland & Ellis LLP, counsel to the Credit Parties, and (ii) McAfee & Taft, local Oklahoma counsel to the Credit Parties.

(b)    Fees and Expenses. All fees and expenses due to the Agent, the Amendment No. 1 Lead Arrangers and the 2020 DDTL Lenders on the Amendment No. 1 Effective Date shall have been paid, and all expenses to be paid or reimbursed to the Agent and the Amendment No. 1 Lead Arrangers that have been invoiced at least three (3) business days prior to the Amendment No. 1 Effective Date shall have been paid, including out-of-pocket expenses (including the legal fees and expenses of Latham & Watkins LLP, counsel to the Agent).
Section 5.02    Conditions to the 2020 Delayed Draw Term Loans. The obligations of the 2020 DDTL Lenders to make the 2020 Delayed Draw Term Loans hereunder and under the Amended Credit Agreement are subject to the satisfaction or waiver of the following conditions (the date that each of the conditions are satisfied or waived, the “DDTL Funding Date”):
(a)    Deliverables for Agent. Agent’s receipt of the following, each of which shall be originals, .pdf or facsimile copies or delivered by other electronic method (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each in form and substance reasonably satisfactory to Agent and its legal counsel:

i.	a Note executed by the Borrower in favor of each 2020 DDTL Lender that has requested a Note at least three (3) Business Days in advance of the DDTL Funding Date;

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ii.	a certificate of a Responsible Officer of the Borrower in compliance with Section 1.1(e)(ii)(E) of the Amended Credit Agreement; and

iii.	a Notice of Borrowing requesting the Borrowing of the 2020 Delayed Draw Term Loans in accordance with the requirements of Section 1.5 of the Amended Credit Agreement.
(b)    Representations and Warranties. (i) The Specified Acquisition Agreement Representations (as defined below) shall be true and correct in all material respects and (ii) the Specified Representations (as defined below) shall be true and correct in all material respects, in each case, except to the extent such Specified Acquisition Agreement Representation or Specified Representation (A) expressly relates to a given date or period, in which case such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be, or (B) is expressly required to be true and correct in all respects, in which case such Specified Representation or Specified Acquisition Agreement Representation shall be true and correct in all respects; provided that any “Material Adverse Effect” or “Material Adverse Change” qualification in any such Specified Acquisition Agreement Representation shall, for purposes of this condition, be deemed to refer to “Material Adverse Effect” (as defined in the Amendment No. 1 Acquisition Agreement).
“Specified Acquisition Agreement Representations” means such representations and warranties made by or with respect to Clearsight Intermediate Holdings, Inc. and its Subsidiaries in the Amendment No. 1 Acquisition Agreement as are material to the interests of the 2020 DDTL Lenders (in their capacities as such), but only to the extent that the Borrower (or its applicable Affiliates) have the right (taking into account any applicable cure provisions) to terminate its obligations under the Amendment No. 1 Agreement (or not consummate the Amendment No. 1 Acquisition pursuant to the Amendment No. 1 Acquisition Agreement) as a result of a breach of such representations and warranties in the Amendment No. 1 Acquisition Agreement or the breach of such representations results in a failure of a condition precedent to Borrower’s obligations to consummate the Amendment No. 1 Acquisition Agreement.
“Specified Representations” means the representations and warranties of each of the Credit Parties (for the avoidance of doubt, on the DDTL Funding Date, including Clearsight Intermediate Holdings, Inc. and its Subsidiaries, if applicable) set forth in Sections 3.1 (with respect to clause (b)(ii) thereof, as it relates to entering into Amendment No. 1), 3.2 (as it relates to entering into Amendment No. 1 and the consummation of the 2020 Amendment Transactions), 3.3 (with respect to clause (a) thereof, as it relates to entering into Amendment No. 1 and the consummation of the 2020 Amendment Transactions, and for purposes of all clauses thereof, excluding Clearsight Intermediate Holdings, Inc. and its Subsidiaries), 3.4 (with respect to the due execution, delivery and enforceability of Amendment No. 1), 3.12, 3.15, 3.18, and 3.19 of the Amended Credit Agreement.
(c)    Default. No Event of Default under Sections 7.1(a) 7.1(f) or 7.1(g) of the Amended Credit Agreement, shall exist immediately before or would exist immediately after giving effect to the 2020 Amendment Transactions.

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(d)    Material Adverse Effect. Since the date of the Amendment No. 1 Acquisition Agreement, there shall not have been a Material Adverse Effect (as defined in the Amendment No. 1 Acquisition Agreement).
(e)    KYC Information. With respect to the entities to be acquired pursuant to the Amendment No. 1 Acquisition, the Borrower and each of the Guarantors shall have provided, at least three (3) business days prior to the DDTL Funding Date, to the Agent, each of the Amendment No. 1 Lead Arrangers and the 2020 DDTL Lenders (i) all documentation and other information to the Agent that is required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, to the extent requested at least ten (10) business days prior to the DDTL Funding Date, and (ii) a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
(f)    Solvency Certificate. The Agent and each of the Amendment No. 1 Lead Arrangers shall have received a customary certificate attesting to the solvency of the Borrower and its subsidiaries (on a consolidated basis) after giving effect to the 2020 Amendment Transactions and the incurrence of indebtedness hereunder from the Borrower, signed by a chief financial officer or similar officer, in form substantially similar to that attached hereto as Exhibit A.
(g)    Fees and Expenses. All fees and expenses due to the Agent, the Amendment No. 1 Lead Arrangers and the 2020 DDTL Lenders on the DDTL Funding Date shall have been paid, and all expenses to be paid or reimbursed to the Agent and the Amendment No. 1 Lead Arrangers that have been invoiced at least three (3) business days prior to the DDTL Funding Date shall have been paid.
(h)    No outstanding indebtedness, Refinancing. After giving effect to the 2020 Amendment Transactions, Clearsight Intermediate Holdings, Inc. and its Subsidiaries shall have no outstanding indebtedness for borrowed money (in each case, excluding intercompany indebtedness, letters of credit, capital leases, purchase money indebtedness and equipment financings, customary contingent indemnification and reimbursement obligations, and unsecured or cash collateralized indebtedness owed in respect of corporate credit cards) or preferred stock other than (a) the loans and other extensions of credit under or permitted by the Amended Credit Agreement, including the 2020 Delayed Draw Term Loans, (b) preferred stock existing on the date hereof, (c) as permitted pursuant to the Amended Credit Agreement or the Amendment No. 1 Acquisition Agreement. The Agent shall have received reasonably satisfactory evidence of repayment of all indebtedness required to be repaid on the DDTL Funding Date and the discharge (or the making of arrangements for discharge) of all liens other than liens permitted to remain outstanding under this Amendment (the “Refinancing”), in each case, substantially concurrently with the Amendment No. 1 Acquisition.
(i)    The Borrower shall have confirmed to the Agent that the Amendment No. 1 Acquisition shall have been, or shall concurrently with the funding of the 2020 DDTL Facility be, consummated in accordance in all material respects with the terms of the Amendment No. 1 Acquisition Agreement, but without giving effect to any amendment, waiver or other modification or consent that is materially adverse to the 2020 DDTL Lenders (in their capacities as such), unless consented to by the Amendment No. 1 Lead Arrangers (such consent not to be unreasonably

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withheld, conditioned or delayed), it being understood that (w) any increase in the purchase price for the Amendment No. 1 Acquisition shall only be deemed to be materially adverse to the 2020 DDTL Lenders so long as such purchase price increase is funded with additional indebtedness for borrowed money or preferred stock or other “disqualified equity”, (x) any decrease in the purchase price for the Amendment No. 1 Acquisition (other than any post-closing adjustments to the DDTL Funding Date purchase price, in each case, pursuant to the express provisions of the draft Acquisition Agreement referred to above) shall be deemed to be materially adverse to the 2020 DDTL Lenders unless the 2020 DDTL Facility is reduced pro rata based on the percentage of the 2020 DDTL Facility comprising the purchase price for the Amendment No. 1 Acquisition; and (y) any modification, change, amendment, waiver or consent in respect of the definition of “Material Adverse Effect” shall be deemed to be materially adverse to the 2020 DDTL Lenders.
(j)    The Agent and the Amendment No. 1 Lead Arrangers shall have received:

i.
If the DDTL Funding Date occurs after March 31, 2020, Clearsight Intermediate Holdings, Inc. and its Subsidiaries’ audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2019;

ii.
Clearsight Intermediate Holdings, Inc. and its Subsidiaries’ unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows as of and for each month ending after December 31, 2019, and at least 30 days prior to the DDTL Funding Date, which financials are prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments); and

iii.
If the DDTL Funding Date occurs after March 31, 2020, a pro forma consolidated balance sheet of the Borrower as of and for, December 31, 2019, prepared after giving effect to the 2020 Amendment Transactions as if the 2020 Amendment Transactions had occurred as of such date.

Section 5.03    Effects of this Amendment.
(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement as in effect immediately prior to giving effect hereto or any of the Loan Documents. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants

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or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)    From and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall in each case be deemed a reference to the Amended Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
ARTICLE VI.
CONDITIONS SUBSEQUENT
Section 6.01    Joinder. Within sixty (60) days of the DDTL Funding Date (or such longer period of time as the Agent may agree in its reasonable discretion), the Borrower shall cause, at its expense, any Subsidiary acquired on the DDTL Funding Date to become a Subsidiary Guarantor and grant security over its assets unless such Subsidiary would be an Excluded Subsidiary or an Unrestricted Subsidiary pursuant to the definitions thereof, in accordance with Section 4.10 of the Amended Credit Agreement.
ARTICLE VII.
ACKNOWLEDGMENTS OF 2020 DDTL LENDER
Section 7.01    Acknowledgement of 2020 DDTL Lender. Each 2020 DDTL Lender expressly acknowledges that neither the Agent nor its Affiliates nor any of its respective officers, directors, employees, agents or attorneys in fact have made any representations or warranties to it and that no act by the Agent or such other Person hereafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by the Agent or any such other Person to such 2020 DDTL Lender. Each 2020 DDTL Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to provide its 2020 DDTL Commitment and 2020 Delayed Draw Term Loans hereunder and enter into this Amendment, the Amended Credit Agreement and to any other Loan Document to which such 2020 DDTL Lender shall become a party. Each 2020 DDTL Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Amended Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates. Each 2020 DDTL Lender hereby (a) confirms that it has received a copy of the Amended Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Amendment and the other Loan Documents to which such 2020 DDTL Lender shall be a party, (b) agrees that it shall be bound by the terms of the Amended Credit

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Agreement and the other Loan Documents as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of such Loan Documents are required to be performed by it as a Lender and (c) irrevocably designates and appoints the Agent as the agent of such 2020 DDTL Lender under the Amended Credit Agreement and the other Loan Documents, and such 2020 DDTL Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of the Amended Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Agent by the terms of the Amended Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.
ARTICLE VIII.
REAFFIRMATION
Reaffirmation. By signing this Amendment, each Credit Party hereby confirms that (a) notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, the obligations of such Credit Parties under the Amended Credit Agreement (including with respect to the 2020 Delayed Draw Term Loans contemplated by this Amendment) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Amended Credit Agreement, the Security Agreement, the other Collateral Documents and the other Loan Documents, (ii) constitute “Guarantee Obligations” and “Obligations” for purposes of the Amended Credit Agreement, the Security Agreement, the other Collateral Documents and all other Loan Documents, (iii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Credit Agreement as amended hereby with respect to all of the Guarantee Obligations and (iv) each Loan Document to which such Credit Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms (in the case of the Credit Agreement, as amended hereby) and (b) each 2020 DDTL Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 11.1 of the Amended Credit Agreement) for all purposes of the Amended Credit Agreement and the other Loan Documents. Each Credit Party ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.
ARTICLE IX.
MISCELLANEOUS
Section 9.01    Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects

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and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment is a Loan Document.
Section 9.02    Miscellaneous Provisions. The provisions of Sections 9.18 (Governing Law and Jurisdiction), 9.19 (Waiver of Jury Trial) and 9.26 (Acknowledgment and Consent to Bail-In of EEA Financial Institutions) of the Amended Credit Agreement are hereby incorporated by reference and apply mutatis mutandis hereto.
Section 9.03    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 9.04    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.
Section 9.05    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 9.06    Certain Tax Matters. The parties hereto agree to treat the 2020 Delayed Draw Term Loans to be issued pursuant to this Amendment as fungible for U.S. federal income tax purposes with the Initial Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment.
Section 9.07    Surviving provisions. Section 8 (Survival of Obligations) of the Commitment Letter shall remain in full force and effect regardless of whether the Amendment No. 1 Effective Date occurs.
Section 9.08    Acknowledgment. Agent and the Borrower acknowledge that the amendments to the Credit Agreement contained in this Amendment are necessary or appropriate to effect the terms of the 2020 Delayed Draw Term Loans.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
R1 RCM INC., as Borrower
By:    /s/ Richard Bauer Evans Jr.
Name: Richard Bauer Evans Jr.
Title: Senior Vice President

[Signature page to Amendment No. 1 to Credit Agreement]

ADVANCED DATA PROCESSING, INC.
INTERMEDIX ANALYTICS, LLC
INTERMEDIX ARM, LLC
INTERMEDIX CORPORATION
INTERMEDIX HOLDINGS INC.
INTERMEDIX MIDCO INC.
INTERMEDIX OFFICE BASED, LLC
INTERMEDIX PHYSICIAN SERVICES, LLC
INTERMEDIX STAFFING, INC.
MED MEDIA, INC.
MEDICAL CONSULTANTS, INC.
PRACTICE SUPPORT RESOURCES, LLC
PROJECT LINKS PARENT, INC.
ROVER16, INC.
THE DEZONIA GROUP, INC.,
each as a Credit Party

By:    /s/ Richard Bauer Evans Jr.
Name: Richard Bauer Evans Jr.
Title: Chief Financial Officer

[Signature page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as Agent
By:    /s/ Antonikia L. Thomas
Name: Antonikia L. Thomas
Title: Senior Vice President

[Signature page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A.,
as a 2020 DDTL Lender and as a Lender
By:    /s/ Heath B. Lipson
Name: Heath B. Lipson
Title: Senior Vice President

[Signature page to Amendment No. 1 to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a 2020 DDTL Lender and as a Lender
By:    /s/ Jordan Harris
Name: Jordan Harris
Title: Managing Director

[Signature page to Amendment No. 1 to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a 2020 DDTL Lender and as a Lender
By:    /s/ Krys Szremski
Name: Krys Szremski
Title: Executive Director

[Signature page to Amendment No. 1 to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a 2020 DDTL Lender and as a Lender
By:    /s/ Karen M. Dahlquist
Name: Karen M. Dahlquist
Title: Duly Authorized Signatory

[Signature page to Amendment No. 1 to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a 2020 DDTL Lender and as a Lender
By:    /s/ Geoffrey L. Billingsley
Name: Geoffrey L. Billingsley
Title: Vice President

[Signature page to Amendment No. 1 to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a 2020 DDTL Lender and as a Lender
By:    /s/ Stephanie Gianakos
Name: Stephanie Gianakos
Title: Senior Vice President

[Signature page to Amendment No. 1 to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a 2020 DDTL Lender and as a Lender
By:    /s/ Tanille Ingle
Name: Tanille Ingle
Title: Assistant Vice President

[Signature page to Amendment No. 1 to Credit Agreement]